Exhibit 5.1

Yaakov Neeman z"l*
Tuvia Erlich
Meir Linzen
Alan Sacks
Yaacov Brandt
Ehud Sol
Janet Levy Pahima
Yael Bar-Shai
Yaacov Sharvit
David Zailer
Mark Phillips
Adam Eytan
Orly Gerbi
Moshe Hardi
Gilad Wekselman
Yossi Ashkenazi
Gil White
Anthony Leibler
Eldad Chamam
Ilanit Landesman Yogev
Limor Hodir
Ory  Nacht
Esther Sternbach
Ariel Flavian
Nati Simchony
Roni Libster
Karen  L. Elburg
Hanan Haviv
Roy Nachimzon
Liat Shaked-Katz

Ruth Dagan
Asher Dovev
Odelia Offer
Sharon Petel
Moria Tam-Harshoshanim
Guy Katz
Daniel Reisner
Nurit Dagan
Yaniv Dinovitch
Nir Raber
Harriet Finn
Ofir Segev
Ran Hai
Haya Ehrman
Tal Dror Schwimmer
Shai Kagan
Chagai Vered
Gilad Majerowicz
Yuval Navot
Michal Caspi
Shira Margalit -Elbaz
Efri Berkovich
Yehoshua Shohat Gurtler
Shachar Porat
Amir Peres
Yair Geva
Nir Dash
Itzhak Shragay
Tamara Tapoohi Waldman
Hanna Bilavsky

Saar Pauker
Orit Hipsher
Moshe Yaacov
Daniel Lipman Lowbeer
Neil Wilkof
Nimrod Kozlovski
Moran Yemini
Ofer Granot
Ron Ben-Menachem
Dan Sharot
Ronen Hausirer
Gilad Neeman
Ayelet Regavim K.
Ariel Yosefi
Natalie Jacobs
Roi Hayun
Eyal Bar-Zvi
Yariv Ben-Dov
Talya Solomon
Haim Machluf
Yuval Meidar
Aviram Hazak
Itai Sarfaty
Ran Kedem
Ra'anan Sagi
Revital Katz
Tal Hamdi
Neta Dorfman-Raviv
Yuval Zilber
Vladi Borodovsky

Gal Schwartz
Assaf Klein
Hen Tirosh
Racheli Pry-Reichman
Ifat Pagis-Gelman
Yael Chervinsky  Edan
Maayan Hammer-Tzeelon
Adina Shapiro
Tsouriel Picard
Itay Lavi
Eran Wagner
Dana Zur-Neumann
Gal Eschet
Zohar Yahalom
Galia Kleinman
Inbal Altman
Iris Weinberger
Yoni Frider
Lev Zigman
Uriel Mozes
Elad Wieder
Liran Barak
Efrat Tzur
Chen Moyal
Abigail Borowitz
Niv Sivan
Asaf Nahum
Ehab Farah
Iris Achmon
Orli Gal

Limor Shechter Lerner
Chen Luzzatto
Ohad Elkeslassy
Adar Bengom Ortal
Liat Maidler
Nir Miller
Tomer Farkash
Roni Cohen Pavon
Mark Goldman
Zara Gold
Natan Wiesenberg
Yael Hauser
Hagit Oren
Ruth Bergwerk
Robert Wiseman
Israel (Ruly) Ber
Avital A. Shlomovich
Michal Haberfeld
Zeev Kallach
Keren Assaf
Yaniv Grossman
Nir Gal
Michal Lavi
Chen Ginon Cohen
David Preyl
Dana Kashi
Avishay Klein
Moran Ninio Nesher
Yotam Blaushild
Boaz Nahshoni

Michal Dolev (Pereg)
Maor Roth
Rosie Mordoch-Ron
Rani Hirsh
Ilana Zibenberg
Guy Yekutiel
Shahar Fishbein
Pini Duek
Sahar Regev
Jenia Melkhior
Karin Fried
Yehonatan Ohayon
Lital Wolfovitz
Reut Alcalay
Aviv Parienty
Rafael Herbst
Sarit Shainboim
Ido Manor
Shiran Shouldiner
Dafna Amster Kahn
Liya Friedman
Esti Hadar
Pini Shriki Herstic
Zvika Friedman
Ella Corren
Liron Tzur Neumann
Marian Fertleman
Itamar Gur
Yehuda Hommfor
Amit Laufer

Talia Blazer
Einat Steiner
Tom Waltner
Yoav Sananes
Alon Abcasis
Asaf Beker
Eitan Ella
Noa Leon
Grigory Danovich
Eliran Doyev
Orr Diskin
Daniel Paz
Gal Sagi
Sharbel Shama
Erez Abu
Hofit Cahana
Gilad Eshed
Uriya Gehasi
Zecharia Rechtschaffen
Nitzan Schindler
Harel Elazar
Liran Ben Asuly
Batell Vallentine Blaish
Dana Baranes
Asaf Bar Natan
Elina Shechter
Neil Hadad
Anat Tsur
Rachel Rinberg-Shuri

*Founding Partner

April 2, 2018

To: Foamix Pharmaceuticals Ltd. 2 Holzman Street, Weizmann Science Park Rehovot, 7670402 Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Foamix Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), filed herewith by the Company with the United States Securities and Exchange Commission (the “SEC”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), which registers the offer, issuance and sale by the Company, from time to time, of up to $291,936,389, in the aggregate, of ordinary shares, par value NIS 0.16 per share of the Company (the “Shares”).

This opinion letter is rendered pursuant to Item 16 of Form S-3 promulgated by the SEC and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the draft of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as amended and restated and currently in effect (the “Articles”); (iii) minutes of a meeting or written consents of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

Assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Shares, the terms of the offering thereof and related matters (the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable underwriting agreement, any post-effective amendment thereto or to a report on Form 8-K, pursuant to which the Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such underwriting agreement, if any, pursuant to which the Shares may be issued, such Shares will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Herzog Fox & Neeman